UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 4, 2008

MANNATECH, INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Texas	000-24657	75-2508900
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 S. Royal Lane, Suite 200

Coppell, Texas 75019

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: (972) 471-7400

(Former name or former address, if change since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

See disclosure under Item 5.02 of this report, which is incorporated by reference in this Item 1.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 4, 2008, Mannatech, Incorporated (“Mannatech”) entered into an employment agreement with Wayne Badovinus (the “Agreement”), pursuant to which Mannatech hired Mr. Badovinus, age 64, to serve as its Chief Executive Officer and President, effective June 16, 2008. Current Chief Executive Officer and President Terry Persinger will step down in June as previously announced. He will continue serving Mannatech as an employee reporting to the Board on projects assigned over the next three years.

In his 43 year career in consumer brands, Mr. Badovinus held senior management positions with a number of well-known retail/department store and catalog companies. He served as president and CEO for Eddie Bauer from 1987 to 1992 and Acme Boot Company from 1994 to 1997. Mr. Badovinus also served as chief executive officer of Design Within Reach, a multi-channel seller of modern design furniture, from 2000 to 2005, as it grew to a $150 million company in only five years and executed a public stock offering in June 2004. In addition, Mr. Badovinus served as chief operating officer for Williams-Sonoma during 1986 and 1987 and vice president for Nordstrom. Most recently, Badovinus served as senior operating partner for JH Partners, a private equity firm specializing in consumer and marketing-driven growth companies. Neither Mr. Badovinus nor any member of his immediate family is a party, directly or indirectly, to any transaction required to be reported pursuant to Item 404(a) of Regulation S-K.

The Agreement provides for Mr. Badovinus’s employment as Chief Executive Officer and President for a term of two years, unless terminated earlier, with automatic renewal for successive two-year terms. Under the Agreement, Mr. Badovinus will receive an initial annual base salary of $600,000 and will be eligible to participate in the incentive compensation program, as more fully described in Schedule I of the Agreement, the executive vehicle leasing program as well as all employee benefits offered to Mannatech’s employees. The Agreement provides that upon Mr. Badovinus’s termination for any reason, Mr. Badovinus is entitled to (i) any remaining base salary earned and not yet paid through the termination date, (ii) all reimbursable expenses due but not yet paid through the termination date, and (iii) all earned or vested benefits under his employment agreement for a period of one year following the last date of his employment. In the event Mr. Badovinus resigns for good reason or the Company terminates the employment without cause or due to disability, Mr. Badovinus is also entitled to twelve months of base salary from the termination date; provided however, that in the event of termination in the initial two-year term of the Agreement, Mr. Badovinus will receive the greater of twelve months of base salary or the number of then-remaining months of base salary in the initial two year term.

Under the Agreement, a termination for cause means (i) Mannatech has determined that Mr. Badovinus has neglected, failed, or refused to render the services or to perform any other of his duties or obligations under the Agreement, (ii) Mr. Badovinus’ material violation of any provision or obligation under the Agreement, (iii) Mr. Badovinus’ indictment for, or plea of no contest with respect to, any crime that adversely affects or (in the Board’s reasonable judgment) may adversely affect the Company or the utility of his services to Mannatech, or (iv) any other material act or omission of Mr. Badovinus involving fraud, theft, dishonesty, disloyalty, or illegality that harms or embarrasses or (in the Board’s reasonable judgment) may harm or embarrass the Company or any of its subsidiaries, affiliates, customers, dealers or suppliers. However, if Mannatech gives notice of termination for cause due to (i) or (ii) of the prior sentence, Mr. Badovinus will have 60 days from the date of such notice to cure the actions causing Mannatech to seek such termination. If Mr. Badovinus cures such actions within the 60-day period and Mannatech proceeds with the termination, the termination will be deemed to be without cause.

The Agreement defines a resignation for good reason as (i) any denial of compensation due and owing to Mr. Badovinus under the Agreement, (ii) any requirement that Mr. Badovinus be based anywhere other than Dallas County, Texas, (iii) Mannatech’s demotion of Mr. Badovinus in title or pay, or its removal of a material portion of Mr. Badovinus’ significant duties or responsibilities without Mr. Badovinus’ consent, or (iv) Mannatech’s material breach of the Agreement. However, in the event Mr. Badovinus gives notice of his intent to resign for good reason, Mannatech will have 60 days from the date of such notice to cure the reasons giving rise to such resignation. If the reasons giving rise to the resignation are cured within the 60-day period and Mr. Badovinus proceeds with the resignation, the resignation will be deemed to be without good reason.

The Agreement also contains non-competition and non-solicitation provisions extending until two years after the termination of Mr. Badovinus’ employment. In addition, the Agreement requires Mr. Badovinus to cooperate with Mannatech in connection with business and litigation matters for a period of six months after termination of his employment.

In connection with Mr. Badovinus’ employment, Mannatech’s Board of Directors has approved an award of stock options, as more fully described in Schedule I to the Agreement, to purchase 200,000 shares of the Company’s common stock, to be granted to Mr. Badovinus on June 16, 2008. The exercise price will be determined on the date of grant.

The above summary of the material terms of the Agreement is qualified by reference to the text of the Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

A copy of the press release announcing the appointment of Mr. Badovinus is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit
10.1*	Employment Agreement, effective June 16, 2008, by and between Mannatech, Incorporated and Wayne Badovinus.

99.1*	Press release dated June 5, 2008 entitled “Mannatech Names New Chief Executive Officer, President.”

*Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MANNATECH, INCORPORATED

Dated: June 9, 2008	By:	/s/ Stephen D. Fenstermacher
Stephen D. Fenstermacher
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit
10.1*	Employment Agreement, effective June 16, 2008, by and between Mannatech, Incorporated and Wayne Badovinus.

99.1*	Press release dated June 5, 2008 entitled “Mannatech Names New Chief Executive Officer, President.”

*Filed herewith.